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                                                              EXHIBIT 12.1



               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                              FISCAL YEAR (1)                       28 WEEKS ENDED
                                         ------------------------------------------------------   ------------------
                                           1993        1994        1995       1996       1997     4/13/97   4/12/98
                                         --------    --------    --------    -------   --------   -------   --------
Earnings:
  Earnings (loss) before
   income taxes ....................     $(66,199)   $(33,258)   $(68,458)   $25,351   $ 45,203   $20,222   $ 67,621
Add:
  Portion of rents
   representative of Interest ......       29,282      25,765      25,227     27,002     28,321    14,978     16,413
  Interest expense .................       57,586      55,201      48,463     46,126     40,359    22,018     19,206
                                         --------    --------    --------    -------   --------   -------   --------
     Earnings as adjusted ..........     $ 20,669    $ 47,708    $  5,232    $98,479   $113,883   $57,218   $103,240
                                         ========    ========    ========    =======   ========   =======   ========

Fixed charges:
  Interest expense .................     $ 57,586    $ 55,201    $ 48,463    $46,126   $ 40,359   $22,018   $ 19,206
  Capitalized interest .............          255         727         161        200        683       134        349
  Portion of rents
   representative of Interest ......       29,282      25,765      25,227     27,002     28,321    14,978     16,413
                                         --------    --------    --------    -------   --------   -------   --------
     Total fixed charges ...........     $ 87,123    $ 81,693    $ 73,851    $73,328   $ 69,363   $37,130   $ 35,968
                                         ========    ========    ========    =======   ========   =======   ========
Ratio of earnings to fixed charges..          0.2         0.6         0.1        1.3        1.6       1.5        2.9
                                         ========    ========    ========    =======   ========   =======   ========

(1)The Company's fiscal year is 52 or 53 weeks, ending the Sunday closest to September 30